Exhibit 21
Subsidiaries of the Registrant

Organized under the laws of

1328556 Ontario Inc.	Ontario, Canada
AC Technologies, Inc.	State of Delaware
Alteon WebSystems AB	Sweden
Alteon WebSystems International Limited	Bermuda
Alteon WebSystems International, Inc.	State of Delaware
Alteon WebSystems, Inc.	State of Delaware
Architel Systems (U.S.) Corporation	State of Delaware
Architel Systems (UK) Limited	United Kingdom
Architel Systems Corporation	Canada
Brightspeed SAS	France
Capital Telecommunications Funding Corporation	Canada
CoreTek, Inc.	State of Delaware
CTFC Canada Inc.	Canada
Guandong-Nortel Telecommunications Equipment Company Ltd.	People’s Republic of China
LG-Nortel Co. Ltd.	Korea
Matra Communication Cellular Terminals GmbH	Germany
Nortel Communications Holdings (1997) Limited	Israel
Nortel Comunicaciones de Colombia S.A.	Colombia
Nortel de Mexico S. de R.L. de C.V.	Mexico
Nortel Federal Solutions Inc.	State of Delaware
Nortel Finance France SAS	France
Nortel Government Solutions Holding Corporation	State of Delaware
Nortel Government Solutions Incorporated	State of Delaware
Nortel LearnIT	State of Virginia
Nortel Limited	United Kingdom
Nortel Networks (Asia) Limited	Hong Kong
Nortel Networks (Austria) GmbH	Austria
Nortel Networks (Bulgaria) EOOD	Bulgaria
Nortel Networks (CALA) Inc.	State of Florida
Nortel Networks (China) Limited	People’s Republic of China
Nortel Networks (India) Private Limited	New Delhi, India
Nortel Networks (Ireland) Limited	Ireland
Nortel Networks (Luxembourg) S.A.	Luxembourg
Nortel Networks (Shannon) Limited	Ireland
Nortel Networks (Thailand) Ltd.	Thailand
Nortel Networks AB	Sweden
Nortel Networks AG	Switzerland
Nortel Networks Applications Management Solutions Inc.	State of Delaware
Nortel Networks AS	Norway
Nortel Networks Australia Pty. Limited	Australia
Nortel Networks BV	The Netherlands
Nortel Networks Cable Solutions Inc.	State of Delaware
Nortel Networks Capital Corporation	State of Delaware
Nortel Networks Chile S.A.	Chile
Nortel Networks Communications (Israel) Limited	Israel
Nortel Networks de Argentina S.A.	Argentina
Nortel Networks de Bolivia	Republic of Bolivia
Nortel Networks de Colombia S.A.	Colombia
Nortel Networks de Guatemala Ltda.	Guatemala
Nortel Networks de Mexico S.A. de C.V.	Mexico
Nortel Networks de Panama S.A.	Republic of Panama
Nortel Networks de Venezuela Compania Anonima	Venezuela
Nortel Networks del Ecuador S.A.	Republic of Ecuador
Nortel Networks del Paraguay S.A.	Paraguay
Nortel Networks del Uruguay S.A.	Uruguay

Organized under the laws of

Nortel Networks Electronics Corporation	Canada
Nortel Networks Employee Benefit Trustee Company Limited	United Kingdom
Nortel Networks Engineering Service Kft	Hungary
Nortel Networks Europe Sales Limited	Ireland
Nortel Networks Finance LLC	State of Delaware
Nortel Networks France SAS	France
Nortel Networks Germany Verwaltungs-GmbH	Germany
Nortel Networks Global Corporation	Canada
Nortel Networks GmbH	Germany
Nortel Networks Germany GmbH & Co. KG	Germany
Nortel Networks Hispania, S.A.	Spain
Nortel Networks HPOCS (Denmark) Holding A/ S	Denmark (Copenhagen)
Nortel Networks HPOCS (Denmark) Holding Aps	Denmark (Copenhagen)
Nortel Networks HPOCS Inc.	State of Delaware
Nortel Networks Inc.	State of Delaware
Nortel Networks India International Inc.	State of Delaware
Nortel Networks International Corporation	Canada
Nortel Networks International Finance & Holding B.V.	The Netherlands
Nortel Networks International Inc.	State of Delaware
Nortel Networks Israel (Sales and Marketing) Limited	Israel
Nortel Networks Japan	Japan
Nortel Networks Korea Limited	Korea
Nortel Networks Limited	Canada
Nortel Networks Malaysia Sdn. Bhd	Malaysia
Nortel Networks Mauritius Ltd.	Mauritius
Nortel Networks N.V.	Belgium
Nortel Networks Netas Telekomunikasyon A.S.	Turkey
Nortel Networks New Zealand Limited	New Zealand
Nortel Networks O.O.O.	Russia
Nortel Networks Optical Components Inc.	State of Delaware
Nortel Networks Optical Components Ireland Limited	Ireland
Nortel Networks Optical Components Limited	United Kingdom
Nortel Networks Oy	Finland
Nortel Networks Peru S.A.C.	Peru
Nortel Networks Polska Sp. z o.o.	Poland
Nortel Networks Portugal, S.A.	Portugal
Nortel Networks Romania Srl	Romania
Nortel Networks S.A.	France
Nortel Networks S.p.A.	Italy
Nortel Networks S.R.O.	Czech Republic
Nortel Networks Singapore Pte Ltd.	Singapore
Nortel Networks Slovensko, s.r.o.	Slovak Republic
Nortel Networks South Africa (Proprietary) Limited	South Africa
Nortel Networks Southeast Asia Pte Ltd.	Singapore
Nortel Networks Technology (Thailand) Ltd.	Thailand
Nortel Networks Technology Corporation	Province of Nova Scotia
Nortel Networks Technology Ltd.	Cayman Islands
Nortel Networks Telecommunications Equipment (Shanghai) Co., Ltd.	People’s Republic of China
Nortel Networks Telecomunicacoes do Brasil Comercio e Servicos Ltda.	Brazil
Nortel Networks Telecomunicacoes do Brasil Industria e Comercio Ltda.	State of Sao Paolo, Brazil
Nortel Networks Telecomunicacoes Industria e Comercio Ltda.	Brazil
Nortel Networks Telecomunicacoes Servicos e Participacoes Ltda.	Brazil
Nortel Networks U.S. Finance Inc.	State of Delaware
Nortel Networks UK Limited	United Kingdom
Nortel Telecommunications S.A.	Colombia
Nortel Ukraine Ltd.	Ukraine
Nortel Ventures LLC	State of Delaware
Northern Telecom France S.A.	France
Northern Telecom Canada Limited	Canada
Northern Telecom International Inc.	State of Delaware
PT Nortel Networks Indonesia	Indonesia
Qtera Corporation	State of Delaware

Organized under the laws of

Regional Telecommunications Funding Corporation	Canada
Shenyang Nortel Telecommunications Co. Ltd.	People’s Republic of China
Sonoma Systems	State of California
TSFC Canada Inc.	Canada
Xros, Inc.	State of Delaware